Exhibit 32

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of Dominion Midstream GP, LLC, the general partner of Dominion Midstream Partners, LP (“Dominion Midstream”), certify that:

1.	the Quarterly Report on Form 10-Q for the quarter ended June 30, 2015 (the “Report”), of Dominion Midstream to which this certification is an exhibit fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) or 78o(d)).

2.	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Dominion Midstream as of June 30, 2015, and for the period then ended.

/s/ Thomas F. Farrell II
Thomas F. Farrell II President and Chief Executive Officer Of Dominion Midstream GP, LLC (the general partner of Dominion Midstream Partners, LP) August 6, 2015

/s/ Mark F. McGettrick
Mark F. McGettrick Executive Vice President and Chief Financial Officer Of Dominion Midstream GP, LLC (the general partner of Dominion Midstream Partners, LP)
August 6, 2015